Exhibit 15.1

Letter Regarding Unaudited Interim Financial Information

June 16, 2003

Board of Directors and Stockholders

The Sports Authority, Inc.

We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of The Sports Authority, Inc. of our report dated May 19, 2003 relating to the unaudited condensed consolidated interim financial statements of The Sports Authority, Inc. that are included in its Form 10-Q for the quarter ended May 3, 2003:

Registration Statements (Form S-8 POS No. 33-86522 and Form S-8 No. 333-64574 ) pertaining to The Sports Authority, Inc. Amended and Restated Employee Stock Purchase Plan

Registration Statement (Form S-8 No. 33-94224) pertaining to The Sports Authority, Inc. 401(k) Plan

Registration Statements (Form S-8 POS No. 33-09259 and Form S-8 No. 333-40252) pertaining to The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan

Registration Statement (Form S-8 No. 333-32955) pertaining to The Sports Authority, Inc. Amended and Restated Director Stock Plan

Registration Statement (Form S-8 No. 333-56484) pertaining to The Sports Authority, Inc. Salaried Employees’ Stock Option and Stock Award Plan

Registration Statement (Form S-8 No. 333-40246) pertaining to The Sports Authority, Inc. Director Stock Plan

Registration Statement (Form S-8 No. 333-99405) pertaining to The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan, as amended

Registration Statement (Form S-8 No. 333-99401) pertaining to The Sports Authority, Inc. 401(k) Savings and Profit Sharing Plan

/s/ Ernst & Young LLP

Miami, Florida